UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 21, 2013

NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Bovet Rd., Suite 421, San Mateo, CA 94402

(Address of Principal Executive Offices)

(650) 918-7489

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As the Company previously reported in its Current Report on Form 8-K filed on March 22, 2013, the Company entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) on March 15, 2013 with certain accredited investors pursuant to which it issued and sold an aggregate principal amount of up to $500,000 of its Secured Convertible Promissory Notes (the “Notes”) for an aggregate original issue price of $425,000. As the Company also reported on its Current Report on Form 8-K filed on October 3, 2013, the Company and the holders of the Notes amended the Notes in order to modify the method of determining the conversion price of the Notes in connection with certain Change of Control (as defined in the Notes) transactions. Each of the March 22, 2013 and October 3, 2013 reports are incorporated by reference herein.

On October 21, 2013, the Company and the holders of the Notes entered into an amendment to the Purchase Agreement pursuant to which the Company sold to such holders additional Notes having an aggregate principal amount of $120,510. The additional Notes have identical terms and conditions as the Notes previously issued under the Purchase Agreement and were allocated among the holders on a pro rata basis based on their initial purchase of Notes. In exchange for the issuance of the Notes, the Company received aggregate gross proceeds of $102,433.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02. The offer and sale of Notes described under Item 1.01, above, constituted a private placement under Section 4(2) of the Securities Act of 1933, as amended, in accordance with Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: October 25, 2013	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer